File No. 33-77472
                                                  File No. 811-08468

                                  SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant                  [X]

Filed by party other than the Registrant [ ]


Check the appropriate box:

[ ]  Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or
     Rule 14a-12


                               Pioneer India Fund
                  (Name of Registrant as Specified in Charter)



    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required


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                                                                 AUGUST 20, 1998
CALL SCRIPT
PIONEER INDIA FUND PROXY SOLICITATION
MEETING: TUESDAY, SEPTEMBER 15, 1998


OPENING

Good evening, Mr./Mrs. "XXXXXX". This is (rep first and last name) calling on behalf of Pioneer India Fund following up on a recent proxy mailing we sent regarding a special shareowner meeting to be held on Tuesday, September 15, 1998. Do you recall receiving this proxy? It was in a white and yellow envelope.

IF DID NOT RECEIVE:
The proxy mailing that was sent to you was to let you vote on certain important proposals at the September 15, 1998 meeting. May we send you another proxy for this important vote?
         NO: Thank you for your time this evening and for choosing Pioneer for your investments.
         YES: Let me verify the address that the first proxy was mailed to. (Verify name and address.) Another proxy will be mailed within 1-2 business days and you should receive it in approximately 5 days. It will arrive in a yellow and white envelope. Please fill out and mail the proxy card back as soon as possible. Thank you for your time this evening. (ADD S/H NAME AND ACCOUNT NO. TO THE PROXY MAILING REQUEST FORM, WITH NEW ADDRESS IF APPROPRIATE. THE FORM(S) WILL BE FAXED TO MIS DAILY.)

IF DID RECEIVE: The purpose of this call is to remind you of the importance of your vote to the fund. Have you had a chance to send it in?
         ALREADY VOTED: Great! Thank you for your time this evening and for choosing Pioneer for your investments.
         WILL BE VOTING: Great! We are calling to encourage you to vote as soon as possible so we can reach a quorum. Thank you for your time this evening and for choosing Pioneer for your investments.
         WILL NOT BE VOTING: We are calling to encourage you to vote so we can reach a quorum and avoid the cost of another solicitation.
                  STILL NOT VOTING: Thank you for your time this evening.
                  WILL VOTE: Thank you for your time this evening.

ANSWERING MACHINE: (Message will be left if a machine is reached.) This is (rep first and last name) calling on behalf of Pioneer India Fund regarding a proxy that we mailed to you for the shareowner meeting to be held on September 15.
If you have already mailed in the proxy card, we thank you.
If you have not had the opportunity to vote yet, we would like you to take a moment to sign your proxy card and mail it back to us.
If you did not receive your proxy material in the white and yellow envelope, please call 1-800-225-6292 and we will have one mailed to you.
Thank you very much for investing with Pioneer and taking the time to cast your vote.

FAX VOTING:
         IF DID NOT RECEIVE A PROXY CARD BY MAIL: - Rep should CLEARLY print S/H name and account no. on the 8 1/2 x 11 proxy form (available in the Customer Service Dept.) and fax it to S/H. S/H should then fax his/her vote, with signature, to our proxy tabulator's toll free 888 number printed on top of the proxy form.
         IF DID RECEIVE A PROXY CARD BY MAIL: S/H can fax front and back of signed proxy card to the 888 number; it's printed on every proxy card.